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                                                                   Exhibit 21.01

                         Subsidiaries of the Registrant

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
Net2Phone, Inc.
225 Old NB Road Inc. (NJ)                                 226 Old NB Road Inc. (NJ)
60 Park Place Associates, LLC (DE)                        Brix Communications Corp. (DE)
CTM Brochure Display, Inc. (DE)                           IDT America, Corporation (NJ)
IDT International, Corporation (NJ)                       IDT Internet Services, Inc. (DE)
IDT Investments Inc. (NV)                                 InterExchange, Inc. (DE)
Media Response, Inc. (NJ)                                 Net2Phone, Inc. (DE)
Try, Inc. (DE)                                            Alternative Telecom LLC (DE)
Executive Union Telecard, LLC (NJ)                        Halifax Investments, LLC (DE)
d/b/a Exclusive Telecard, LLC (NJ)                        Telecard Network, LLC (NJ)
King Telecom, LLC (DE)                                    Union Telecard Alliance, LLC (DE)
Union CT Telecom, L.L.C. (NJ)                             IDT Debit Cards Limited (UK)
IDT Cayman LP (Cayman Islands, British West Indies)       IDT Europe B.V.B.A. (Belgium)
IDT Dutch Holdings B.V. (Holland)                         IDT Germany GmbH (Germany)
IDT France SARL (France)                                  IDT Italia S.r.L. (Italy)
IDT Global Limited (UK)                                   Pre-Paid Cards B.V.B.A. (Belgium)
IDT Netherlands B.V. (Holland)
IDT Phone Cards Ireland Limited (Ireland)
SPD Dutch Holdings B.V. (Holland)
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